                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          LATTICE SEMICONDUCTOR CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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
                                [PASTE-UP LOGO]

                       LATTICE SEMICONDUCTOR CORPORATION
                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 14, 1995
                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lattice Semiconductor Corporation (the "Company") will be held at the Embassy Suites Hotel, 9000 S.W. Washington Square Road, Tigard, OR 97223, on Monday, August 14, 1995, at 1:00 p.m., Pacific Time, for the following purposes:

    1. To elect one Class III director to serve a term of three years or until his successor is elected;

    2. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending March 30, 1996; and

    3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on June 23, 1995 are entitled to notice of and to vote at the meeting. The meeting is subject to adjournment from time to time as the stockholders present in person or by proxy may determine.

    All stockholders are invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE PROMPTLY SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          Rodney F. Sloss
                                          SECRETARY
Hillsboro, Oregon
July 3, 1995

                                 [PASTEUP LOGO]

                       LATTICE SEMICONDUCTOR CORPORATION

                              5555 NE MOORE COURT
                          HILLSBORO, OREGON 97124-6421
                            ------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    A proxy in the accompanying form is solicited by the Board of Directors of Lattice Semiconductor Corporation (the "Company") for use at the 1995 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Embassy Suites Hotel, 9000 S.W. Washington Square Road, Tigard, OR 97223, on Monday August 14, 1995 at 1:00 p.m., Pacific Time, or at any adjournment thereof. The proxy is solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's mailing address is 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and its telephone number is (503) 681-0118.

    These proxy solicitation materials were mailed on or about July 3, 1995, together with the Company's 1995 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

    The power of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Any proxy may be revoked prior to its exercise upon written notice to the Secretary of the Company or upon delivery to the Secretary of the Company of a duly executed proxy bearing a later date. The shares represented by each valid, unrevoked proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted for the nominee for director, for the approval of the proposal presented, and in accordance with the recommendations of the Board of Directors on any other business which may properly come before the meeting or matters incident to the conduct of the meeting.

    The Company's outstanding voting securities at the close of business on May 26, 1995 consisted of 19,111,517 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which is entitled to one vote on all matters to be presented at the meeting. Only stockholders of record at the close of business on June 23, 1995 (the "record date") are entitled to notice of and to vote at the meeting or any adjournment thereof. The Common Stock does not have cumulative voting rights.

                       PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS

    Pursuant to the Company's Certificate of Incorporation (the "Certificate"), the Board of Directors is divided into three classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Two classes consist of two directors, and one class consists of one director. One Class III director is to be elected at the Annual Meeting for a three-year term ending in 1998. The proxy holders intend to vote the proxies received by them for Mr. Tsui, who has been nominated to the Board of Directors. If the nominee for director becomes unavailable for election for any reason, pursuant to the proxy the proxy holders will have discretionary authority to vote for a suitable substitute. The Company is not aware of any reason that Mr. Tsui will be unable or will decline to serve as a director. The terms of office of the person elected as director will continue until his term expires in 1998 or until a successor has been elected and qualified.

    The following table briefly describes the Company's nominee for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years. There are no family relationships among any directors or officers of the Company.

                                                                                              DIRECTOR     TERM
NOMINEE                  AGE            PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS            SINCE     EXPIRES     CLASS
- --------------------     ---     -----------------------------------------------------------  ---------  ---------  ---------
Cyrus Y. Tsui                49  Chairman of the Board of the Company (effective March 31,         1988       1995     III
                                  1991), President and Chief Executive Officer of the
                                  Company (since 1988); Director of Asante Technologies


DIRECTORS WHOSE TERMS CONTINUE
- --------------------------------------------------------------------------------------------
Daniel S. Hauer              58  Chairman of the Board of S-MOS Systems, Inc., a supplier of       1987       1997     II
                                  CMOS integrated circuits and silicon wafers, effective
                                  August 4, 1994; President and Chief Executive Officer of
                                  S-MOS Systems, Inc. through October 1, 1994

Douglas C. Strain            75  Vice Chairman and Director of Electro Scientific                  1986       1997     II
                                  Industries, Inc., a manufacturer of industrial lasers and
                                  electro-optical equipment

Harry A. Merlo               70  President and Chairman of the Board of Louisiana-Pacific          1983       1996      I
                                  Corporation, a building materials company

Larry W. Sonsini             54  Officer of and Chairman of the Executive Committee of             1991       1996      I
                                  Wilson, Sonsini, Goodrich & Rosati, attorneys; Director of
                                  Novell, Inc. and Silicon Valley Group, Inc.

REQUIRED VOTE

    The nominee receiving the highest number of affirmative votes of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting on this matter shall be elected as the Class III director. Votes withheld from the nominee will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will not be treated as entitled to vote on this matter at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" CYRUS Y. TSUI AS THE CLASS III DIRECTOR OF THE COMPANY.

BOARD MEETINGS AND COMMITTEES

    In fiscal 1995, the Company's Board of Directors held four regularly scheduled meetings. No member of the Board of Directors attended fewer than 75% of the total number of board and committee meetings of the Board of Directors held during fiscal 1995, except for Mr. Sonsini, who attended 50% of such meetings.

    The Board of Directors currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee. The Compensation Committee makes recommendations to the Board of Directors concerning the salaries and other compensation paid to the executive officers, the granting of employee stock options and other compensation-related issues. Its members during fiscal 1995 were Mr. Strain and Mr. Sonsini. The Compensation Committee met twice in fiscal 1995. See "Report of the Compensation Committee" below.

    The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for reviewing and approving the scope of the audit and other services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee meets with management and the Company's independent accountants, who have access to the Audit Committee with and without the presence of management representatives. During fiscal 1995, the Audit Committee was composed of Mr. Merlo and met twice.

    A Nominating Committee comprising Mr. Tsui exists to identify persons for future nomination for election to the Board of Directors. No meetings were held in fiscal 1995 by the Nominating Committee. Stockholders who wish to submit names to the Nominating Committee for consideration should do so in writing addressed to the Nominating Committee, c/o Corporate Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

DIRECTORS' COMPENSATION

    Directors who are employees of the Company (currently only Mr. Tsui) receive no additional or special remuneration for serving as directors. Each non-employee director receives an annual retainer of $8,000 plus $750 for each board meeting attended and $500 for each committee meeting attended.

    Non-employee directors also receive options to purchase shares of the Company's Common Stock. Prior to May 1993, these options were issued under the Company's Outside Directors Stock Option Plan (the "1990 Directors Plan") which was approved by the stockholders at the 1990 Annual Meeting of Stockholders. The Board of Directors amended and restated the 1990 Directors Plan in February 1992 to make certain changes not requiring stockholder approval. Under the 1990 Directors Plan, each director was granted an option to purchase 750 shares of Common Stock for each meeting attended. The exercise price of each option was equal to the fair market value of the Common Stock on the date of the board meeting for which the option was granted.

    In August 1993, the stockholders approved the 1993 Outside Directors Stock Option Plan (the "1993 Directors Plan") which replaced the 1990 Directors Plan. The 1993 Directors Plan provides for automatic grants of stock options to non-employee directors. Under this plan, each outside director received a grant of 18,000 shares in August 1993. These shares generally vest quarterly over a four-year period.

TRANSACTIONS WITH MANAGEMENT

    Mr. Hauer, a director of the Company, is the Chairman of S-MOS Systems, Inc. ("S-MOS"). The Company has a manufacturing agreement with S-MOS for the production and delivery of silicon wafers. Wafer purchases under the preceding arrangement by the Company from S-MOS totalled $27.8 million for fiscal 1995. In July 1994, the Company entered into advance payment and research and development agreements with Seiko Epson and its affiliate S-MOS. Pursuant to the terms of these agreements, the Company made payments of $44 million to Seiko Epson, in approximately even quarterly amounts from July 1994 to March 1995. Repayment will be made in the form of semiconductor wafers over a multi-year period. In fiscal 1995, $1.5 million of wafers were delivered to the Company in connection with these two agreements.

    Mr. Sonsini, a director of the Company, is an officer of and Chairman of the Executive Committee of Wilson, Sonsini, Goodrich & Rosati, a law firm based in Palo Alto, California. This firm serves as the Company's primary outside legal counsel.

EMPLOYMENT AGREEMENTS

    In September 1988, the Company entered into an employment letter with Mr. Tsui pursuant to which Mr. Tsui serves as President and Chief Executive Officer of the Company. In addition to providing for an annual base salary and bonus arrangements, the letter provides that in the event of a change in control of the Company as described in the letter, then any unvested options to purchase common stock of the Company held by Mr. Tsui shall become fully vested. Additionally, in the event Mr. Tsui is involuntarily terminated other than for cause, the Company will continue to pay his salary for up to six months, or until Mr. Tsui begins employment elsewhere, whichever occurs sooner, and options vesting during this period are exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during fiscal 1995 were Mr. Strain and Mr. Sonsini. Both members are non-employee directors. Mr. Sonsini is an officer of and Chairman of the Executive Committee of the law firm of Wilson, Sonsini, Goodrich & Rosati, primary outside legal counsel to the Company.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is composed of the individuals listed below, both of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plan, in which capacity the Compensation Committee reviews and approves stock option grants to all employees.

    COMPENSATION PHILOSOPHY. Lattice's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of the officers and employees of the Company to the interests of the stockholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

    COMPONENTS  OF  EXECUTIVE COMPENSATION.   The  principal cash  components of
executive compensation are base salary, cash bonuses under the Executive Incentive Plan and participation in the Company-wide Profit Sharing Plan.

    Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The
Compensation Committee periodically conducts surveys of companies in the industry in order to determine whether the Company's executive base salaries are in a competitive range. Generally, salaries are set at the middle to high end of the range. In addition, the Company relies on variable compensation in order to emphasize the importance of performance. As a result, in the fiscal year ended April 1, 1995, which was a profitable year for the Company, the salaries of the named executive officers comprised only 35% to 50% of their total cash compensation.

    The Executive Incentive Plan is a cash bonus plan that is linked directly to the profitability of the Company. This plan in particular emphasizes the Compensation Committee's belief that, when the Company is successful, the executives should be highly compensated, but that, conversely, if the

Company is not successful and is not profitable, no bonuses should be paid absent extraordinary circumstances. Each individual executive officer's portion of the total bonus pool is determined by a formula that is based on the executive's base salary and his or her contribution to the Company. With respect to the Chief Executive Officer, the formula is based on his salary and the performance of the Company. With respect to other executives, the bonus is based both on the formula and on individual performance relative to key objectives. In addition to the Executive Incentive Plan, the Company has a Profit Sharing Plan under which a specified percentage of operating profit is set aside and distributed equally among all employees, including executives.

    The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and on an annual basis thereafter under a replenishment program. Options are occasionally granted for promotions or other special achievements. The initial option granted to the executive vests over a period of four years. The purpose of the annual replenishment option grant program is to ensure that the executive always has options that vest in increments over the following four-year period. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. In addition to the stock option program, executives are eligible to participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each offering period (up to a maximum of $25,000 worth per calendar year or 10% of salary, whichever is less).

    The Company is considering changes to its compensation plans to utilize additional tax deductions which may be available under Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) limits to $1 million the deductibility of annual compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

    Other elements of executive compensation are participation in a Company-wide life insurance program as well as a supplemental life insurance program, long-term disability insurance, Company-wide medical benefits and the ability to defer compensation pursuant to a 401(k) plan and a supplemental deferred compensation plan. To date, the Company has not made any matching contributions under the latter two plans.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Douglas C. Strain, Chairman
                                          Larry W. Sonsini

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table provides certain summary information concerning compensation paid to or accrued for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") for the fiscal years ended April 1, 1995, April 2, 1994, and April 3, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                ANNUAL COMPENSATION              -------------
                                                    -------------------------------------------  STOCK OPTION
                                          FISCAL                                OTHER ANNUAL        GRANTS        ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR     SALARY (1)    BONUS (2)   COMPENSATION (3)   (# OF SHARES)      COMP.
- ---------------------------------------  ---------  -----------  -----------  -----------------  -------------  -------------
Tsui, Cyrus Y.                                1995  $   350,004  $   606,348      $   4,371          87,500     $   16,935(4)
 President & CEO                              1994      290,400      537,843          3,586          87,500         20,175(4)
                                              1993      277,200      414,678          4,056         131,250(6)      20,875(4)

Laub, Steven A.                               1995  $   174,164  $   270,812      $   4,371          25,000     $    2,550(5)
 V.P. & General Manager                       1994      162,273      236,526          3,586          25,000          3,695(5)
                                              1993      145,802      181,000          4,056          37,500(6)       3,695(5)

Kollar, Paul T.                               1995  $   146,368  $   155,000      $   4,371          12,500     $    5,000(5)
 V.P. - Sales                                 1994      141,691      148,000          3,586          15,000          7,360(5)
                                              1993      135,126      133,500          4,056          18,750(6)       7,360(5)

Yu, Kenneth K.                                1995  $   147,855  $   148,874      $   4,371          10,000     $        0
 V.P. & Managing Director,                    1994      136,494      135,177          3,586          10,000            788(5)
 Lattice Asia                                 1993      116,157       80,258          3,237          11,250(6)           0

Donovan, Stephen M.                           1995  $   135,269  $   155,000      $   4,371          12,500     $    1,475(5)
 V.P. - International Sales                   1994      123,977      133,522          3,586          10,000          2,290(5)
                                              1993      117,226       89,000          4,056          11,250(6)       2,290(5)

- ------------------------
(1) Salary includes amounts deferred pursuant to the Company's 401(k) savings plan.

(2) Bonuses for each year include amounts earned for such year, even if paid in the subsequent year, and exclude bonuses paid during such year that were earned for a prior year.

(3)  Represents participation in the Company's profit sharing plan.

(4) Includes payments for patent issuance, $1,000 in 1993, $300 in 1994, $2,900 in 1995, and by the Company for life and disability insurance, $19,875 in 1993, $19,875 in 1994, and $14,035 in 1995.

(5)  Represents payments by the Company for life and disability insurance.

(6) The share amounts for the stock grants in fiscal 1993 have been restated to give effect to the three-for-two stock split paid on July 6, 1993 to stockholders of record as of June 14, 1993.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

    The following tables set forth information regarding stock options granted to and exercised by the named executive officers during the last fiscal year, as well as options held by the named executive officers as of April 1, 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES OF
                                                       INDIVIDUAL GRANTS                      STOCK PRICE APPRECIATION
                                     ------------------------------------------------------  (THROUGH EXPIRATION DATE)
                                                     % OF TOTAL     EXERCISE                 --------------------------
                                     OPTION GRANTS     OPTIONS        PRICE     EXPIRATION       5%            10%
    NAME AND PRINCIPAL POSITION      (# OF SHS)(1)     GRANTED     ($/SH) (1)      DATE      PER YEAR(2)  PER YEAR (2)
- -----------------------------------  -------------  -------------  -----------  -----------  -----------  -------------
Tsui, Cyrus Y.                            87,500          16.0%     $   18.88      8/08/99    $ 456,296   $   1,008,295
 President & CEO
Laub, Steven A.                           25,000           4.6%     $   18.88      8/08/99    $ 130,370   $     288,084
 V.P. & General Manager
Kollar, Paul T.                           12,500           2.3%     $   18.88      8/08/99    $  65,185   $     144,042
 V.P. - Sales
Yu, Kenneth K.                            10,000           1.8%     $   18.88      8/08/99    $  52,148   $     115,234
 V.P. & Managing Director, Lattice
 Asia
Donovan, Stephen M.                       12,500           2.3%     $   18.88      8/08/99    $  65,185   $     144,042
 V.P. - International Sales

- ------------------------
(1) These options were granted under the Company's 1988 Stock Incentive Plan in August 1994, and have an exercise price equal to the fair market value of the Company's Common Stock as of the date of the grant. These options vest quarterly over a four year period ending in August 1998.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices for its Common Stock.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF UNEXERCISED
                                                                      OPTIONS AT FISCAL YEAR
                                                                               END             VALUE OF UNEXERCISED OPTIONS
                                           SHARES                    ------------------------       AT FISCAL YEAR END
                                        ACQUIRED ON       VALUE        VESTED      UNVESTED    ----------------------------
     NAME AND PRINCIPAL POSITION          EXERCISE      REALIZED     (# OF SHRS)  (# OF SHRS)   VESTED (1)    UNVESTED (1)
- --------------------------------------  ------------  -------------  -----------  -----------  -------------  -------------
Tsui, Cyrus Y.                               85,000   $   1,419,421     171,250      328,124   $   2,588,594  $   3,345,612
 President & CEO
Laub, Steven A.                              50,000   $     719,167      46,875       84,375   $     673,254  $     783,453
 V.P. & General Manager
Kollar, Paul T.                              33,750   $     605,691      44,687       50,312   $     768,810  $     513,695
 V.P. - Sales
Yu, Kenneth K.                                    0   $           0      35,000       33,750   $     561,943  $     334,956
 V.P. & Managing Director, Lattice
 Asia
Donovan, Stephen M.                          11,250   $     176,966       8,124       25,624   $      47,461  $     173,883
 V.P. - International Sales

- ------------------------
(1) Represents the difference between the exercise price of the options and the closing price of the Company's stock on March 31, 1995.

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

    The following graph sets forth the Company's total cumulative stockholder return as compared to the S&P 500 Index and the S&P High Technology Index for the period November 8, 1989 (the date of the Company's initial public offering ("IPO")) through March 31, 1995. The total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the S&P 500, and the S&P High Technology Index. Historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    1989 (IPO)     1990       1991       1992       1993       1994       1995
LATTICE                     100        187        163        256        458        400        616
S&P HIGH TECH               100        104        114        118        130        150        191
S&P 500                     100        101        116        129        146        151        174

    All data points are at March 31 except 1989, which is October 31 for the S&P indexes and November 8 for the Company's Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of May 27, 1995, information about (i) persons known to the Company to be the beneficial owners of more than five percent of the Company's outstanding Common Stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group:

                                                                                                   NUMBER OF        PERCENT OF
                                       BENEFICIAL OWNER                                           SHARES (1)          CLASS
- -----------------------------------------------------------------------------------------------  -------------      ----------
Fidelity Investments (FMR Corporation)                                                           2,382,300(2)           12.5%
82 Devonshire Street
Boston MA 02109-3614

State Farm Mutual Automobile Insurance Company                                                   1,625,000(2)            8.5%
One State Farm Plaza
Bloomington, IL 61710

Cyrus Y. Tsui, Chairman of the Board, President and                                                652,843(3)            3.3%
Chief Executive Officer

Steven A. Laub, Vice President and General Manager                                                 114,483(4)         *

Paul T. Kollar, Vice President - Sales                                                              97,694(5)         *

Kenneth K. Yu, Vice President and Managing Director, Lattice Asia                                   51,250(6)         *

Stephen M. Donovan, Vice President - International Sales                                            33,823(7)         *

Daniel S. Hauer, Director                                                                           33,525(8)         *

Harry A. Merlo, Director                                                                            37,925(9)         *

Larry W. Sonsini, Director                                                                          26,625(6)         *

Douglas C. Strain, Director                                                                         46,000(10)        *

All directors and executive officers as a group (13 persons)                                     1,373,566(11)           6.8%

- ------------------------
 *   Less than one percent.

 (1) Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares, subject to community property laws where applicable.

 (2) Based upon information received from the named beneficial owner pursuant to
     Schedule 13G filings under the Securities Exchange Act of 1934, as amended.

 (3) Includes 444,375 shares issuable upon exercise of options.

 (4) Includes 111,250 shares issuable upon exercise of options.

 (5) Includes 68,750 shares issuable upon exercise of options.

 (6) Represents shares issuable upon exercise of options.

 (7) Includes 33,748 shares issuable upon exercise of options.

 (8) Includes 11,250 shares issuable upon exercise of options.

 (9) Excludes 30,765 shares held by the Harry A. Merlo Charitable Remainder Trust and the Domenic W. Merlo Educational Trust; includes 25,875 shares issuable upon exercise of options.

(10) Includes 32,625 shares issuable upon exercise of options.

(11) Includes 1,079,871 shares issuable upon exercise of options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (SEC). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended April 1, 1995, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

       PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    On May 16, 1995, the Board of Directors appointed Price Waterhouse LLP to act as the independent accountants of the Company for the fiscal year ending March 30, 1996, subject to ratification of the appointment by the stockholders. Price Waterhouse LLP has served as the Company's independent accountants for the last eight fiscal years. Representatives of Price Waterhouse LLP have been invited and are expected to attend the Annual Meeting, will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    The proposal to ratify the appointment of Price Waterhouse LLP requires the affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting. In the event of a negative vote on such ratification, the Board will reconsider its selection.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 30, 1996.

                                 ANNUAL REPORT

    The Company's Annual Report to Stockholders for the fiscal year ended April 1, 1995 is transmitted herewith. The Company will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of Common Stock of the Company at the close of business on June 23, 1995, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposal set forth herein, nor does it have knowledge of any matters which may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend.

                        METHOD AND COST OF SOLICITATION

    The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, employees of the Company, for no additional compensation, may request the return of proxies personally or by telephone, telecopy or telegram. The Company will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's stock to execute proxies.

                             STOCKHOLDER PROPOSALS

    A stockholder proposal to be considered for inclusion in proxy material for the Company's August 1996 Annual Meeting of Stockholders must be received by the Company not later than March 5, 1996 in order that it may be included in the Proxy Statement and form of proxy relating to that meeting.

    It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped, return envelope.

                                          By Order of the Board of Directors

                                          Rodney F. Sloss
                                          SECRETARY
Hillsboro, Oregon
July 3, 1995

                 (This page has been left blank intentionally.)

                       LATTICE SEMICONDUCTOR CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS, AUGUST 14, 1995

    The undersigned stockholder of LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 3, 1995, and hereby appoints Cyrus Y. Tsui and Rodney F. Sloss, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on August 14, 1995, at 1:00 p.m., Pacific Time, at the Embassy Suites Hotel, 9000 S.W. Washington Square Road, Tigard, Oregon 97223, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  Election of Cyrus Y. Tsui as Director:

     / / FOR the nominee.    / / WITHHOLD authority to vote for the nominee.

2.  Proposal   to  ratify  the  appointment  of  Price  Waterhouse  LLP  as  the independent accountants of the Company for fiscal 1996:

                  / / FOR         / / AGAINST        / / ABSTAIN

3. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
                                                     DATED: _____________ , 1995
                                                     ___________________________
                                                             (Signature)
                                                     ___________________________
                                                             (Signature)

                                                    (This    proxy   should   be
                                                    marked, dated and signed  by
                                                    the  stockholder(s)  exactly
                                                    as his or  her name  appears
                                                    hereon, and returned
                                                    promptly   in  the  enclosed
                                                    envelope. Persons signing in
                                                    a fiduciary capacity  should
                                                    so  indicate. If  shares are
                                                    held by joint tenants or  as
                                                    community   property,   both
                                                    should sign.

          PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.